As filed with the U.S. Securities and Exchange Commission on May 20, 2022

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Managed Portfolio Series

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

c/o U.S. Bancorp Fund Services, LLC
615 East Michigan Street
Milwaukee, WI 53202
(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered

V-Shares MSCI World ESG Materiality and Carbon Transition ETF	CBOE BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	x

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act Registration file number to which this form relates: 333-172080

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1.    Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 544 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-172080 and 811-22525), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0000894189-22-003922) on May 19, 2022, which is incorporated herein by reference.

The Trust currently consists of 34 separate series. The series to which this filing relates and their IRS Employer Identification Numbers are as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number

V-Shares MSCI World ESG Materiality and Carbon Transition ETF	88-1018728

Item 2.    Exhibits

A.	Certificate of Trust – incorporated herein by reference to Registrant’s Registration Statement on Form N-1A filed on February 4, 2011.

B.
Amended and Restated Agreement and Declaration of Trust – incorporated herein by reference from Post-Effective Amendment No. 314 to Registrant’s Registration Statement on Form N-1A filed on October 24, 2017.

C.	Amended and Restated Bylaws – incorporated herein by reference to Registrant’s Registration Statement on Form N-1A filed on May 5, 2011.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Managed Portfolio Series

May 20, 2022

/s/ John Hadermayer
John Hadermayer Secretary